                                                                    EXHIBIT 99.1

                                   ----------

                                 FORM OF PROXY
                         LONE STAR BANCORPORATION, INC.
                                 HOUSTON, TEXAS

                         SPECIAL MEETING OF SHAREHOLDERS
                              ______________, 2001

            THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE SPECIAL MEETING OF SHAREHOLDERS ON _____________, 2001

                                   ----------

     The undersigned shareholder of Lone Star Bancorporation, Inc. ("Lone Star") hereby constitutes and appoints Weston Cotten and J. Gary Rule, and each of them, attorneys, agents and proxies with full power of substitution, to vote the number of shares of common stock of Lone Star which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders of Lone Star to be held at _____ p.m., local time, at the offices of Lone Star Bank, 8117 E. Freeway, Houston, Texas 77029 on _________, _____________, 2001,
and at any adjournments thereof (the "Meeting"), with respect to the proposals described in the Proxy Statement/Prospectus and the Notice of Special Meeting of Shareholders both dated ___________, 2001, timely receipt of which is acknowledged, in the manner specified below.

     1. Approval of the Agreement and Plan of Merger dated as of March 1, 2001 by and between Sterling Bancshares, Inc. and Lone Star Bancorporation, Inc., as amended by that certain Amendment to Agreement and Plan of Merger dated as of May 31, 2001, which provides for the merger of Lone Star with and into Sterling Bancorporation, Inc., a subsidiary of Sterling Bancshares. Adoption of the merger agreement will also constitute approval of the merger and the other transactions contemplated by the merger agreement.

           [ ] For             [ ] Against             [ ] Abstain

     2. In their sole discretion, to consider and take action on such other matters as may properly come before the Meeting or any adjournments thereof.

      [ ] Authorized                [ ] Withhold Authority

     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted "FOR" Proposal 1 and with discretionary authority on all other matters that may properly come before the Meeting or any adjournments thereof.

     Please date and sign exactly as your name appears on the certificates representing your shares of common stock of Lone Star. If shares are held jointly, each shareholder must sign. When signing as attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in full partnership name by an authorized person.


                                       -------------------------------
                                       (Signature of Shareholder)

                                       -------------------------------
                                       (Signature of Shareholder)

                                       Dated                 , 2001
                                             ----------------

THIS PROXY IS SOLICITED ON BEHALF OF LONE STAR'S BOARD OF DIRECTORS AND MAY BE REVOKED BY THE SHAREHOLDER PRIOR TO ITS EXERCISE. PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY PROMPTLY.